UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 10, 2023

ZEVIA PBC

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-40630	86-2862492
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15821 Ventura Blvd., Suite 135, Encino, CA		91436
(Address of Principal Executive Offices)		(Zip Code)

(855) 469-3842

(Registrant’s Telephone Number, Including Area Code)

Former Name or Former Address, if Changed Since Last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.001 per share	ZVIA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departing Officer

On August 14, 2023, Zevia PBC (the “Company”) announced that on August 10, 2023, Denise D. Beckles, the Company’s Chief Financial Officer, notified the Company of her resignation, effective September 4, 2023 to pursue another opportunity.

(c) Officer Appointment

On August 14, 2023, the Board of Directors of the Company (the “Board”), appointed Florence Neubauer, 51, the Company’s Senior Vice President, Financial Planning &Analysis (“FP&A”), to serve as the Company’s Interim Chief Financial Officer, while the Board seeks candidates for the permanent position. Ms. Neubauer has over 25 years of finance and accounting experience in the consumer products industry. Ms. Neubauer has served as Senior Vice President, FP&A at the Company since August, 2022. Prior to joining the Company, she served as Chief Financial Officer of Assouline Publishing, a book publisher and luxury lifestyle company, from March 2019 until August 2022. From 2014 to February 2019, she served in progressive finance roles of responsibility at PepsiCo. Prior to that, she served for over four and five years, respectively, in various finance management roles at Pernod Ricard and Honeywell, respectively.

In connection with Ms. Neubauer’s appointment as Interim Chief Financial Officer, the Company and Ms. Neubauer entered into a Letter Agreement (the “Agreement”), which sets forth the terms of Ms. Neubauer’s employment with the Company as Interim Chief Financial Officer. The Agreement provides for (i) an annual base salary of $384,000, (ii) a target annual bonus equal to 50% of base salary, (iii) a $140,000 retention bonus, payable in two equal installments of $70,000 within 90 days and $70,000 at the time a Chief Financial Officer is appointed by the Company or within 6 months, whichever comes first.

In addition, Ms. Neubauer entered into the Company’s standard severance agreement (the “Severance Agreement”), which provides for severance benefits in the event Ms. Neubauer is terminated by the Company without Cause (as defined in the Severance Agreement) or resigns for Good Reason (as defined in the Severance Agreement) (each a “Qualifying Termination”). Subject to execution of a release of claims in favor of the Company, upon a Qualifying Termination, Ms. Neubauer will be eligible to receive the following severance benefits: (i) 12 months of base salary payable in installments (or, if the Qualifying Termination occurs within 18 months following a change in control of the Company, a lump sum payment equal to the sum of Ms. Neubauer’s annual base salary and target annual bonus), (ii) partially subsidized COBRA premiums for the 12-month period following termination, and (iii) any earned but unpaid annual bonus for the year prior to the year of termination payable at the time bonuses are paid to other executives.

Ms. Neubauer has also entered into the Company’s employment, confidential information, and invention assignment agreement, which includes customary confidentiality, non-disclosure, employee non-solicitation and invention assignment covenants, the Company’s mutual arbitration agreement, and the Company’s director and officer indemnification agreement.

A copy of the press release dated August 14, 2023 announcing this transition is attached hereto as Exhibit 99.1 and is incorporated herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Zevia PBC Press Release dated August 14, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZEVIA PBC

Date: August 14, 2023	/s/ LORNA R. SIMMS
	Name:	Lorna R. Simms
	Title:	SVP, General Counsel and Corporate Secretary